Exhibit 99.1
Asana Announces Record Second Quarter Fiscal 2023 Revenues

Second quarter revenue growth up 51% year over year
Revenues from customers spending $5,000 or more on an annualized basis grew 64% year over year
Customers spending $100,000 or more on an annualized basis grew 105% year over year
Announces $350 million private placement

September 7, 2022 – San Francisco, CA – Asana, Inc. (NYSE: ASAN)(LTSE: ASAN), a leading work management platform for organizations, today reported financial results for its second quarter fiscal 2023 ended July 31, 2022.

“This quarter we beat our revenue guidance by 6 percent and non-GAAP operating loss guidance by 14 percent," said Dustin Moskovitz, co-founder and chief executive officer of Asana. “Growth was driven by large enterprise deals and momentum in the US, with the number of customers spending $100,000 or more on an annualized basis up 105 percent. We believe that Asana is the most scalable work management platform out there, as evidenced by our broad deployment and millions of users worldwide, including our largest customer deployment of over 100,000 paid seats.”

“I am investing further in Asana because I strongly believe the market opportunity is enormous and that the Work Graph is the best possible solution for helping enterprises achieve their most important goals,” Moskovitz continued, “The market is ready and our customers are validating our strategy every day. With the additional $350 million in capital announced today, we believe we are fully-funded to execute on our current strategies and well-positioned to reach free cash flow positive before the end of calendar 2024.”

Second Quarter Fiscal 2023 Financial Highlights

•Revenues: Revenues were $134.9 million, an increase of 51% year over year.
•Operating Loss: GAAP operating loss was $111.3 million, or 82% of revenues, compared to GAAP operating loss of $60.1 million, or 67% of revenues, in the second quarter of fiscal 2022. Non-GAAP operating loss was $62.6 million, or 46% of revenues, compared to non-GAAP operating loss of $38.6 million, or 43% of revenues, in the second quarter of fiscal 2022.
•Net Loss: GAAP net loss was $113.0 million, compared to GAAP net loss of $68.4 million in the second quarter of fiscal 2022. GAAP net loss per share was $0.59, compared to GAAP net loss per share of $0.40 in the second quarter of fiscal 2022. Non-GAAP net loss was $64.3 million, compared to non-GAAP net loss of $39.8 million in the second quarter of fiscal 2022. Non-GAAP net loss per share was $0.34, compared to non-GAAP net loss per share of $0.23 in the second quarter of fiscal 2022.
•Cash Flow: Cash flows from operating activities were negative $41.6 million, compared to negative $8.5 million in the second quarter of fiscal 2022. Free cash flow was negative $42.3 million, compared to negative $9.3 million in the second quarter of fiscal 2022.

Business Highlights

•Named the Leader in G2’s Enterprise Grid® in the OKR software market, Project Management, Product Management, and others.
•Ended the quarter with over 131,000 paying customers and over 2.5 million paid seats.

Exhibit 99.1
•The number of customers spending $5,000 or more on an annualized basis in Q2 grew to 18,040, an increase of 41% year over year. Revenues from these customers in Q2 grew 64% year over year.
•The number of customers spending $50,000 or more on an annualized basis in Q2 grew to 1,141, an increase of 91% year over year.
•The number of customers spending $100,000 or more on an annualized basis in Q2 grew to 462, an increase of 105% year over year.
•Overall dollar-based net retention rate in Q2 was over 120%.
•Dollar-based net retention rate for customers with $5,000 or more in annualized spend in Q2 was over 130%.
•Dollar-based net retention rate for customers with $50,000 or more in annualized spend in Q2 was over 145%.
•Unveiled Employee Impact Suite of features and partnerships which gives managers the tools to better support and empower their teams with improved alignment and focus.
•Launched inaugural Environmental, Social, and Governance report aligned with Sustainability Accounting Standards Board metrics, and furnished our first year of climate data.
•Opened a new Data Center in Australia, our second international Data Center.
•Named a Best Workplaces in Bay Area by Great Place to Work® and Fortune for the Sixth Year in a Row.

Financial Outlook

For the third quarter of fiscal 2023, Asana expects:
•Revenues of $138.5 million to $139.5 million, representing year over year growth of 38% to 39%.
•Non-GAAP operating loss of $66 million to $63 million.
•Non-GAAP net loss per share of $0.33 to $0.32, assuming basic and diluted weighted average shares outstanding of approximately 203.0 million.

For fiscal year 2023, Asana expects revenues of $544.0 million to $547.0 million, representing year over year growth of 44% to 45%.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Asana’s actual results to materially differ from these forward-looking statements.
A reconciliation of non-GAAP outlook measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. Asana has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its second quarter fiscal year 2023 non-GAAP results included in this press release.

Earnings Conference Call Information

Asana will hold a conference call and live webcast today to discuss these results at 1:30 p.m. Pacific Time. A live webcast and replay will be available on the Asana Investor Relations website at: https://investors.asana.com. The conference call can also be accessed by dialing (844) 200-6205, or +1 929-526-1599 (outside of the US). The conference access code is 400299.

Forward-Looking Statements

Exhibit 99.1
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about reaching cash flow positive before the end of calendar 2024, our ability to execute on our current strategies, Asana’s outlook for the third fiscal quarter and the full fiscal year ending January 31, 2023, expected benefits of our offerings, Asana’s market position, and potential market opportunities. Forward-looking statements generally relate to future events or Asana’s future financial or operating performance. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by terms such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “continue,” “could,” “potential,” “may,” “will,” “goal,” or similar expressions and the negatives of those terms. However, not all forward-looking statements contain these identifying words. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including factors beyond Asana’s control, that may cause Asana’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: Asana’s ability to achieve future growth and sustain its growth rate, Asana’s ability to attract and retain customers and increase sales to its customers, Asana’s ability to develop and release new products and services and to scale its platform, Asana’s ability to increase adoption of its platform through Asana’s self-service model, Asana’s ability to maintain and grow its relationships with strategic partners, the highly competitive and rapidly evolving market in which Asana participates, Asana’s international expansion strategies, and the impact of the COVID-19 pandemic. Further information on risks that could cause actual results to differ materially from forecasted results are included in Asana’s filings with the SEC, including Asana’s Annual Report on Form 10-K for the year ended January 31, 2022. Any forward-looking statements contained in this press release are based on assumptions that Asana believes to be reasonable as of this date. Except as required by law, Asana assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, Asana uses certain non-GAAP financial measures to understand and evaluate its core operating performance. In this release, Asana’s non-GAAP gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, net loss per share, free cash flow are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations. These non-GAAP financial measures, which may be different from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of Asana’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

Asana believes that these non-GAAP financial measures provide useful information about its financial performance, enhance the overall understanding of Asana’s past performance and future prospects, facilitate period-to-period comparisons of operations, and allow for greater transparency with respect to important metrics used by Asana’s management for financial and operational decision-making. Asana is presenting these non-GAAP financial metrics to assist investors in seeing its financial performance through the eyes of management, and because Asana believes that these measures provide an additional tool for investors to use

Exhibit 99.1
in comparing its core financial performance over multiple periods with other companies in Asana’s industry.

Asana believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Asana’s operating performance due to the following factors:

•Share-based compensation expenses. Although share-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude share-based compensation expenses to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies.
•Employer payroll tax associated with RSUs. The amount of employer payroll tax-related items on employee stock transactions is dependent on Asana’s stock price and other factors that are beyond its control and that do not correlate to the operation of the business.
•Non-cash and non-recurring expenses. Non-cash expenses include the amortization of debt discount and non-cash interest related to the senior mandatory convertible promissory notes and non-recurring expenses include direct listing fees. Asana believes the exclusion of the non-cash and non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operation results and comparison of operating results across reporting periods.

There are a number of limitations related to the use of non-GAAP measures as compared to GAAP measures of gross profit, gross margin, operating expenses, operating expenses as a percentage of revenue, operating loss, operating margin, net loss, and net loss per share, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in Asana’s business and an important part of its compensation strategy.

Asana also uses the non-GAAP financial measure of free cash flow, which is defined as net cash from operating activities less cash used for purchases of property and equipment and capitalized internal-use software costs, plus non-recurring expenditures such as capital expenditures from the purchases of property and equipment associated with the build-out of Asana’s corporate headquarters in San Francisco. Asana believes free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in its business and to make acquisitions. Asana believes that free cash flow is useful to investors as a liquidity measure because it measures Asana’s ability to generate or use cash. There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

Definitions of Business Metrics

Customers spending over $5,000, $50,000, and $100,000 on an annualized basis

We define customers spending over $5,000, $50,000, and $100,000 as those organizations on a paid subscription plan that had $5,000 or more or $50,000 or more or $100,000 or more in annualized GAAP revenues in a given quarter, respectively, inclusive of discounts.

Dollar-based net retention rate

Asana’s reported dollar-based net retention rate equals the simple arithmetic average of its quarterly dollar-based net retention rate for the four quarters ending with the most recent fiscal quarter. Asana calculates its dollar-based net retention rate by comparing its revenues

Exhibit 99.1
from the same set of customers in a given quarter, relative to the comparable prior-year period. To calculate Asana’s dollar-based net retention rate for a given quarter, Asana starts with the revenues in that quarter from customers that generated revenues in the same quarter of the prior year. Asana then divides that amount by the revenues attributable to that same group of customers in the prior-year quarter. Current period revenues include any upsells and are net of contraction or attrition over the trailing 12 months, but exclude revenues from new customers in the current period. Asana expects its dollar-based net retention rate to fluctuate in future periods due to a number of factors, including the expected growth of its revenue base, the level of penetration within its customer base, and its ability to retain its customers.

About Asana

Asana helps organizations orchestrate their work, from small projects to strategic initiatives. Headquartered in San Francisco, CA, Asana has more than 131,000 paying customers and millions of free organizations over 200 countries and territories. Global customers such as Amazon, Affirm, Japan Airlines, and Sky rely on Asana to manage everything from company objectives to digital transformation to product launches and marketing campaigns. For more information, visit www.asana.com.
Disclosure of Material Information
Asana announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of Asana’s website at https://investors.asana.com. Asana uses these channels, as well as social media, including its Twitter account (@asana), its blog (blog.asana.com), its LinkedIn page (www.linkedin.com/company/asana), its Instagram account (@asana), and its Facebook page (www.facebook.com/asana/), to communicate with investors and the public about Asana, its products and services and other matters. Therefore, Asana encourages investors, the media and others interested in Asana to review the information it makes public in these locations, as such information could be deemed to be material information.

Catherine Buan
Asana Investor Relations
ir@asana.com

Stephanie Hess
Asana Corporate Communications
press@asana.com

Exhibit 99.1
ASANA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenues	$134,896	$89,478	$255,542	$166,151
Cost of revenues(1)	13,756	9,869	26,194	17,783
Gross profit	121,140	79,609	229,348	148,368
Operating expenses:
Research and development(1)	75,233	48,454	140,438	88,421
Sales and marketing(1)	110,392	63,930	206,515	120,714
General and administrative(1)	46,787	27,276	89,899	49,266
Total operating expenses	232,412	139,660	436,852	258,401
Loss from operations	(111,272)	(60,051)	(207,504)	(110,033)
Interest income and other income (expense), net	(164)	(328)	(1,510)	(320)
Interest expense	(311)	(7,351)	(668)	(17,725)
Loss before provision for income taxes	(111,747)	(67,730)	(209,682)	(128,078)
Provision for income taxes	1,222	625	2,155	935
Net loss	$(112,969)	$(68,355)	$(211,837)	$(129,013)
Net loss per share:
Basic and diluted	$(0.59)	$(0.40)	$(1.11)	$(0.78)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	191,352	170,600	190,486	166,412
_______________
(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Cost of revenues	$418	$150	$739	$270
Research and development	24,447	11,250	45,576	20,390
Sales and marketing	15,521	5,350	28,010	9,503
General and administrative	7,548	3,631	13,518	6,249
Total stock-based compensation expense	$47,934	$20,381	$87,843	$36,412

ASANA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	July 31, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$148,458	$240,403
Marketable securities	90,454	71,628
Accounts receivable, net	52,505	59,085
Prepaid expenses and other current assets	60,342	40,278
Total current assets	351,759	411,394
Property and equipment, net	95,296	99,632
Restricted cash, noncurrent	1,499	—
Operating lease right-of-use assets	169,919	174,083
Investments, noncurrent	—	2,760
Other assets	21,176	19,166
Total assets	$639,649	$707,035
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,545	$11,557
Accrued expenses and other current liabilities	75,307	60,915
Deferred revenue, current	207,148	170,143
Operating lease liabilities, current	13,133	12,573
Total current liabilities	305,133	255,188
Term loan, net	31,954	34,612
Deferred revenue, noncurrent	3,025	4,082
Operating lease liabilities, noncurrent	204,139	208,422
Other liabilities	3,277	891
Total liabilities	547,528	503,195
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	1,135,398	1,034,252
Accumulated other comprehensive loss	(1,654)	(626)
Accumulated deficit	(1,041,625)	(829,788)
Total stockholders’ equity	92,121	203,840
Total liabilities and stockholders’ equity	$639,649	$707,035

ASANA, INC.
SUMMARY OF CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Cash flows from operating activities
Net loss	$(112,969)	$(68,355)	$(211,837)	$(129,013)
Adjustments to reconcile net loss to net cash used in operating activities:
Allowance for expected credit losses	733	570	1,360	766
Depreciation and amortization	3,199	1,399	6,303	2,372
Amortization of deferred contract acquisition costs	3,527	1,993	6,572	3,622
Stock-based compensation expense	47,934	20,381	87,843	36,412
Net amortization of premium on marketable securities	2	250	57	586
Non-cash lease expense	3,729	4,254	7,368	8,780
Amortization of discount on convertible notes and term loan issuance costs	4	4,385	8	10,636
Non-cash interest expense	—	2,740	—	6,670
Changes in operating assets and liabilities:
Accounts receivable	13,734	2,182	5,203	(1,000)
Prepaid expenses and other current assets	(15,899)	(3,188)	(27,702)	(5,571)
Other assets	173	(1,615)	(2,023)	(3,473)
Accounts payable	(6,150)	4,143	(1,469)	1,692
Accrued expenses and other liabilities	15,692	10,523	16,483	13,350
Deferred revenue	8,148	13,645	35,949	33,670
Operating lease liabilities	(3,505)	(1,823)	(6,896)	4,541
Net cash used in operating activities	(41,648)	(8,516)	(82,781)	(15,960)
Cash flows from investing activities
Purchases of marketable securities	(25,664)	(14,468)	(72,218)	(48,470)
Sales of marketable securities	—	20	—	371
Maturities of marketable securities	20,309	36,687	55,890	81,039
Purchases of property and equipment	(635)	(12,588)	(1,683)	(29,557)
Capitalized internal-use software costs	—	(113)	(70)	(296)
Net cash provided by (used in) investing activities	(5,990)	9,538	(18,081)	3,087
Cash flows from financing activities
Proceeds from term loan, net of issuance costs	—	—	—	9,000
Repayment of term loan	(1,000)	(500)	(1,667)	(667)
Repurchases of common stock	(2)	(23)	(2)	(36)
Proceeds from exercise of stock options	1,419	5,994	3,647	8,968
Proceeds from employee stock purchase plan	—	—	9,156	6,127
Net cash provided by financing activities	417	5,471	11,134	23,392
Effect of foreign exchange rates on cash, cash equivalents, and restricted cash	(150)	(111)	(718)	(82)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(47,371)	6,382	(90,446)	10,437
Cash, cash equivalents, and restricted cash
Beginning of period	197,328	263,933	240,403	259,878
End of period	$149,957	$270,315	$149,957	$270,315

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Reconciliation of gross profit and gross margin
GAAP gross profit	$121,140	$79,609	$229,348	$148,368
Plus: stock-based compensation and related employer payroll tax associated with RSUs	424	165	756	288
Non-GAAP gross profit	$121,564	$79,774	$230,104	$148,656
GAAP gross margin	89.8%	89.0%	89.7%	89.3%
Non-GAAP adjustments	0.3%	0.2%	0.3%	0.2%
Non-GAAP gross margin	90.1%	89.2%	90.0%	89.5%
Reconciliation of operating expenses
GAAP research and development	$75,233	$48,454	$140,438	$88,421
Less: stock-based compensation and related employer payroll tax associated with RSUs	(24,842)	(11,835)	(46,923)	(21,333)
Non-GAAP research and development	$50,391	$36,619	$93,515	$67,088
GAAP research and development as percentage of revenue	55.8%	54.2%	55.0%	53.2%
Non-GAAP research and development as percentage of revenue	37.4%	40.9%	36.6%	40.4%

GAAP sales and marketing	$110,392	$63,930	$206,515	$120,714
Less: stock-based compensation and related employer payroll tax associated with RSUs	(15,710)	(5,611)	(28,559)	(9,934)
Non-GAAP sales and marketing	$94,682	$58,319	$177,956	$110,780
GAAP sales and marketing as percentage of revenue	81.8%	71.4%	80.8%	72.7%
Non-GAAP sales and marketing as percentage of revenue	70.2%	65.2%	69.6%	66.7%

GAAP general and administrative	$46,787	$27,276	$89,899	$49,266
Less: stock-based compensation and related employer payroll tax associated with RSUs	(7,669)	(3,858)	(13,923)	(6,593)
Non-GAAP general and administrative	$39,118	$23,418	$75,976	$42,673
GAAP general and administrative as percentage of revenue	34.7%	30.5%	35.2%	29.7%
Non-GAAP general and administrative as percentage of revenue	29.0%	26.2%	29.7%	25.7%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(111,272)	$(60,051)	$(207,504)	$(110,033)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	48,645	21,469	90,161	38,148
Non-GAAP loss from operations	$(62,627)	$(38,582)	$(117,343)	$(71,885)
GAAP operating margin	(82.5)%	(67.1)%	(81.2)%	(66.2)%
Non-GAAP adjustments	36.1%	24.0%	35.3%	23.0%
Non-GAAP operating margin	(46.4)%	(43.1)%	(45.9)%	(43.2)%

ASANA, INC.
Reconciliation of GAAP to Non-GAAP Data
(In thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Reconciliation of net loss
GAAP net loss	$(112,969)	$(68,355)	$(211,837)	$(129,013)
Plus: stock-based compensation and related employer payroll tax associated with RSUs	48,645	21,469	90,161	38,148
Plus: amortization of debt discount	—	4,382	—	10,628
Plus: non-cash interest	—	2,740	—	6,670
Non-GAAP net loss	$(64,324)	$(39,764)	$(121,676)	$(73,567)
Reconciliation of net loss per share
GAAP net loss per share, basic	$(0.59)	$(0.40)	$(1.11)	$(0.78)
Non-GAAP adjustments to net loss	0.25	0.17	0.47	0.34
Non-GAAP net loss per share, basic	$(0.34)	$(0.23)	$(0.64)	$(0.44)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic and diluted	191,352	170,600	190,486	166,412

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Computation of free cash flow
Net cash provided by (used in) investing activities	$(5,990)	$9,538	$(18,081)	$3,087
Net cash provided by financing activities	$417	$5,471	$11,134	$23,392
Net cash used in operating activities	$(41,648)	$(8,516)	$(82,781)	$(15,960)
Less: purchases of property and equipment	(635)	(12,588)	(1,683)	(29,557)
Less: capitalized internal-use software costs	—	(113)	(70)	(296)
Plus: purchases of property and equipment from build-out of corporate headquarters	—	11,950	2	28,612
Plus: direct listing expenses	—	—	—	270
Free cash flow	$(42,283)	$(9,267)	$(84,532)	$(16,931)